UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

SUNSHINE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-54280	36-4678532
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 East Park Avenue, Tallahassee, Florida		32301
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (850) 219-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Sunshine Financial, Inc. (the "Company") held its annual meeting of stockholders on May 24, 2017. Holders of record of the Company's common stock at the close of business on March 31, 2017, were entitled to vote at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1- Election of Directors

The Company's stockholders approved the election of Benjamin F. Betts, Jr. and Richard A. Moore as directors of the Company for a term to expire in the year 2020.

	Benjamin F. Betts	Richard A. Moore

For	546,239	474,520
Withheld	82,081	153,800
Broker Non-Votes	288,337	288,337

Proposal 2- Advisory Vote as to the Compensation of the Registrant's Executives

A majority of the Registrant's shareholders, in a non-binding advisory vote, voted for the compensation of the Registrant's named executive officers.

Number of Votes
For	540,314
Against	86,603
Abstain	1,403
Broker Non-Votes	288,337

Proposal 3 – Ratification of Independent Public Accounting Firm

The Company's stockholders ratified the appointment of Hacker, Johnson & Smith, PA as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

Number of Votes
For	898,154
Against	18,348
Abstain	155

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE FINANCIAL, INC

Date:	May 30, 2017	By:	/s/ Scott A. Swain
Scott A. Swain, Senior Vice President and Chief Financial Officer

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